                                                                     Exhibit 4.2



                       EAGLE FAMILY FOODS HOLDINGS, INC.

                               FIRST AMENDMENT TO

                             STOCKHOLDERS AGREEMENT


          First Amendment to Stockholders Agreement, dated as of September 27, 1999, by and among GE Investment Private Placement Partners II, a Limited Partnership ("GEI"), Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg" and, together with GEI, the "Institutional Investors"); the individuals whose names appear on Schedule I hereto, and Eagle Family Foods Holdings, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein but not defined, are used as defined in the Stockholders Agreement (as defined below).

                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, the parties hereto have entered into that certain Stockholders Agreement, dated as of January 23, 1998 (the "Stockholders Agreement");

          WHEREAS, the Company is concurrently herewith entering into Subscription Agreements with the Institutional Investors, dated as of the date hereof, relating to the offer and sale to such Institutional Investors of 99 shares of newly-issued Series B Non-Voting Preferred Stock, par value $0.01 per share, of the Company (the "Series B Preferred Stock"), and (ii) 100,000 shares of newly-issued Common Stock with accompanying warrants to purchase 22,013 shares of Common Stock (collectively, the "Offered Securities");

          WHEREAS, in connection with the purchase and sale of the Offered Securities, the parties hereto desire to amend provisions of the Stockholders Agreement, as provided for herein, and provisions of the Registration Rights Agreement as provided for in the First Amendment to Registration Rights Agreement, dated as of even date herewith.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

          1.  AMENDMENTS TO STOCKHOLDERS AGREEMENT
              ------------------------------------

          (a) The first paragraph of the Recitals of the Stockholders Agreement is hereby deleted and replaced in its entirety with the following:

          "WHEREAS, certain of the Investors, pursuant to the terms of certain subscription agreements with the Company

(collectively, the "Subscription Agreements"), have agreed to purchase shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock"), the Series A Non-Voting Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock") and the Series B Non-Voting Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock"), and warrants of the Company ("Warrants"); and"

          (b) The third paragraph of the Recitals of the Stockholders Agreement is hereby deleted and replaced in its entirety with the following:

          "WHEREAS, the Investors and the Company desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company and the dispositions and/or voting of the shares of Common Stock and Preferred Stock and the Warrants purchased by the Investors pursuant to the Subscription Agreements, together with any other shares of Common Stock or Preferred Stock or Warrants acquired by them (other than shares of Common Stock issued under the Company's 1998 Stock Incentive Plan (as it may be amended from time to time, the "Stock Plan")) (collectively, the "Shares")."

          2.  EFFECTIVENESS OF THIS FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT
              ---------------------------------------------------------------

          This First Amendment to Stockholders Agreement is effective as of the date first written above. Except as amended herein, the Stockholders Agreement shall continue in full force and effect and shall be enforceable in accordance with its terms.

          3.  GOVERNING LAW
              -------------

          This First Amendment to Stockholders Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          4.  COUNTERPARTS
              ------------

          This First Amendment to Stockholders Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Stockholders Agreement as of the date first written above.

                              EAGLE FAMILY FOODS HOLDINGS, INC.


                              By:   /s/ John O'C. Nugent
                                  ----------------------
                                  Name:  John O'C. Nugent
                                  Title: President and Chief
                                         Executive Officer

                              GE INVESTMENT PRIVATE PLACEMENT PARTNERS II, A LIMITED PARTNERSHIP

                              By: GE Investment Management Incorporated, its
                                  General Partner


                              By:    /s/ Donald W. Torey
                                  ----------------------
                                  Name:  Donald W. Torey
                                  Title: Executive Vice President

                              WARBURG, PINCUS VENTURES, L.P.

                              By: Warburg, Pincus & Co., its General Partner


                              By:   /s/ Kewsong Lee
                                  -----------------
                                  Name:  Kewsong Lee
                                  Title: Managing Director

MANAGEMENT INVESTORS:


        /s/ James Byrne                           /s/ Richard Lumpp
-----------------------------------  -------------------------------------------
            James Byrne                              Richard Lumpp


       /s/ William A. Lynch                      /s/ John O'C. Nugent
-----------------------------------  -------------------------------------------
           William A. Lynch                          John O'C. Nugent


       /s/ Jonathan F. Rich                         /s/ Craig Steinke
-----------------------------------  -------------------------------------------
           Jonathan F. Rich                             Craig Steinke

                                   SCHEDULE I

                              Management Investors
                              --------------------


James A. Byrne

Richard Lumpp

William A. Lynch

John O'C. Nugent

Jonathan F. Rich

Craig Steinke